EXHIBIT 20

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Payment Date Statement: February 20, 2004

a.	Aggregate Amount of Collections	$320,636,833.04
	Aggregate Amount of Non-Principal Collections	$2,660,325.37
	Aggregate Amount of Principal Collections	$317,976,507.67
	Pool Balance	$873,075,248.69
	Residual Participation Amount	$373,075,248.69
	Excess Funding Account	$0.00
b.	Series Allocation Percentage	100.00%
	Floating Allocation Percentage	57.27%
	Principal Allocation Percentage	N/A
c.	Total Amount Distributed on Series 2000-1	$540,347.22
d.	Amount of Such Distribution Allocable to Principal on 2000-1	$0.00
e.	Amount of Such Distribution Allocable to Interest on 2000-1	$540,347.22
f.	Noteholder Default Amount	$0.00
g.	Required Subordinated Draw Amount	$0.00
h.	Noteholder Charge Offs	$0.00
	Amounts of Reimbursements	$0.00
i.	Monthly Servicing Fee	$727,562.71
	Noteholder Monthly Servicing Fee	$416,666.67
j.	Controlled Deposit Amount	$0.00
k.	Series 2000-1 Invested Amount at end of period (Gross)	$500,000,000.00
	Outstanding Principal Balance	$500,000,000.00
l.	Available Subordinated Amount	$96,291,914.03
m.	Carry-over Amount	$0.00
n.	Reserve Account Balance	$1,750,000.00
o.	Principal Funding Account Balance	$0.00
	Yield Supplement Account Balance	$1,750,000.00

VW CREDIT, INC. — SERVICER 18-Feb-04	Page 1

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Monthly Servicer Report Input and Summary Page

TRANSACTION SUMMARY
	From	To	Days
Current Interest Period	1/20/2004	2/19/2004	31
Series Allocation Percentage	100.00%
Initial Principal Balance	$500,000,000.00
Outstanding Principal Balance	$500,000,000.00
Principal Balance of Receivables for Determination Date	$865,156,538.70
Amount Invested in Receivables on Series Issuance Date	$500,000,000.00
Initial Invested Amount	$500,000,000.00
Invested Amount at the Beginning of Period	$500,000,000.00
Series 2000-1 Invested Amount at End of Period (Gross)	$500,000,000.00
Required Subordinated Amount	$96,291,914.03
Excess Funding Account	$0.00
Series 2000-1 Invested Amount at End of Period (net of EFA)	$500,000,000.00
Available Subordinated Amount (previous period)	$92,945,465.23
Incremental Subordinated Amount (previous period)	$45,000,259.75
RESERVE ACCOUNT AND YIELD SUPPLEMENT ACCOUNT
Yield Supplement Account Initial Deposit	$1,750,000.00
Yield Supplement Account Beginning Balance	$1,750,000.00
Yield Supplement Account Required Amount	$1,750,000.00
Reserve Account Initial Deposit	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00
Reserve Account Beginning Balance	$1,750,000.00
Outstanding Carryover Amount — Beginning Balance	$0.00
Withdrawal from Yield Supplement Account	$0.00
Outstanding Carryover Amount — Ending Balance	$0.00
Yield Supplement Account Balance — Ending Balance	$1,750,000.00
Yield Supplement Account Deposit Amount	$0.00
Withdrawal from Reserve Account	$0.00
Reserve Account Ending Balance	$1,750,000.00
Reserve Account Deposit Amount	$0.00
1-month LIBOR Rate (annualized)	1.1000000%
Certificate Coupon (annualized)	1.2550%
Prime Rate (annualized)	4.0000000%
Servicing Fee Rate (annualized)	1.000%
Excess Spread	1.2450000%
TRUST PRINCIPAL RECEIVABLES
Pool Balance at the Beginning of Period	$898,428,208.88
Pool Balance at the Ending of Period	$873,075,248.69
Average Aggregate Principal Balance	$885,751,728.79
Aggregate Principal Collections	$317,976,507.67
New Principal Receivables	$292,623,547.48
Receivables Added for Additional Accounts	$0.00
Noteholder Default Amount	$0.00
Net Losses	$0.00
Noteholder Charge-offs	$0.00
Miscellaneous Payments (Adjustments and Transfer deposit amounts)	$0.00
Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00
Monthly Interest Accrued, but not Paid	$0.00
Ineligible Receivables	$0.00
Excess Funding Account at Date of Determination	$0.00
Defaulted Receivables in Ineligible and Overconc. Accounts	$0.00
MISCELLANEOUS DATA
Recoveries on Receivables Written Off	$0.00
Spread Over/Under Prime for Portfolio	-0.50%
Weighted Average Interest Rate	3.50%
Previously waived Monthly Servicing Fee	$0.00

PORTFOLIO CHARGE OFF RATE AT COLLECTION PERIOD END
Net losses as a % of Avg. Receivables Balance (annualized)	0.00%
PORTFOLIO AND DEALERSHIP STATISTICS
Used Vehicle Receivables’ Balance	$48,961,448.76
Used Vehicle Percentage	5.608%
Used Vehicle Percentage During Last Collection Period	5.242%
Early Amortization Event?	NO
Largest Dealer or Dealer Affiliation Balance	$36,339,268.75
Largest Dealer Percentage	4.045%
Aggregate Principal Amount of Receivables of Dealers over 2%	$77,033,824.13
SUMMARY OF COLLECTIONS Aggregate Amount of Collections	$320,636,833.04
Aggregate Amount of Non-Principal Collections (including insurance proceeds & rebates)	$2,660,325.37
Investment Proceeds	$2,605.10
Aggregate Amount of Principal Collections	$317,976,507.67
Asset Receivables Rate	1.828%
Use Asset Receivables Rate?	NO
Carryover Amount (this Distribution Date)	N/A
PAYMENT RATE INFORMATION
Monthly Payment Rate	35.90%
Previous Collection Period Monthly Payment Rate	35.39%
Monthly Payment Rate 2 collection periods ago	35.90%
3-month Average Payment Rate	35.73%
Early Amortization Event?	NO
ACCUMULATION PERIOD/EARLY AMORTIZATION PERIOD
Extend Revolving Period?	YES
Last Day of Revolving Period	N/A
Invested Amount as of Last Day of Revolving Period	N/A
Accumulation Period Length (months)	N/A
First Accumulation Date	TO BE DETERMINED
Expected Final Payment Date	N/A
Required Participation Percentage	104.00%
Principal Funding Account Balance	$0.00
Principal Payment Amount	$0.00
Controlled Accumulation Amount	$0.00
TOTAL AMOUNT DISTRIBUTED ON SERIES 2000-1 Noteholders
1. Monthly Noteholder Interest Distribution	$540,347.22
2. Noteholder Monthly Servicing Fee Distribution	$416,666.67
3. Reserve Account Deposit Amount Distribution	$0.00
4. Noteholder Default Amount Distribution	$0.00
5A. Unreimbursed Noteholder Charge-offs (net of Series Allocable Misc. Pmts)	$0.00
5B. Reinstate reductions in Series 2000-1 Available Subord. Amount	$0.00
6. Outstanding Carryover Amount Distribution	$0.00
7. Yield Supplement Account Deposit Amount Distribution	$0.00
8. Previously waived Monthly Servicing Fee Distribution	$0.00

Excess Servicing	$566,523.39
DEFICIENCY AMOUNT
Deficiency Amount	$0.0
Required Subordinated Draw Amount	$0.0
EXCESS FUNDING ACCOUNT
Withdrawals to purchase Receivables (Since Issuance Date)	$0.00
Additions in connection with a reduction in Receivables	$0.00
Transfers to Principal Funding Account	$0.00

VW CREDIT, INC. — SERVICER 18-Feb-04	Page 2

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

Summary

	Collections		Accrual	Distribution
From:	20-Jan-04
To:	19-Feb-04
Days:	31
LIBOR Rate	1.1000000%
(1 month)
Series #	1	Active
VCI Rating:	N/A

TRUST AND SERIES ALLOCATIONS — BEGINNING OF PERIOD

		Series			Required	Required	Outstanding
Series	Series	Allocation	Invested	Subordinated	Participation	Participation	Note
Number	Name	Percentage	Amount	Amount	Percentage	Amount	Balance

	Trust		$500,000,000.00	$96,291,914.03	N/A	$616,291,914.03
	1 Series 2000-1	100.00%	$500,000,000.00	$96,291,914.03	104.00%	$616,291,914.03	$500,000,000.00

VW CREDIT, INC. — SERVICER 18-Feb-04	Page 3

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

INITIAL AMOUNTS		EXCESS SPREAD CALCULATION

Initial Invested Amount	$500,000,000.00	Weighted Average Rate Charged to Dealers	3.500%
Invested Amount	$500,000,000.00	LIBOR	1.100%
Controlled Accumulation Amount	$0.00	Note Rate (LIBOR+15.5 b.p.)	1.255%
Required Subordinated Amount	$96,291,914.03	Servicing Fee Rate	1.000%
Annualized Servicing Fee Rate	1.00%	Investor Net Losses	0.000%

First Controlled Accumulation Date	TO BE DETERMINED	Excess Spread	1.245%
Accumulation Period Length (months)	N/A
Expected Final Payment Date	N/A
Initial Settlement Date	10-Aug-00
Required Participation Percentage	104.00%
Subordinated Percentage	9.5890%

SERIES 2000-1 MONTHLY REPORTING

			Required	Excess
	Series 2000-1	Invested	Subordinated	Funding
Principal Receivables	Total	Amount	Amount	Amount

Series Allocation Percentage	100.00%
Beginning Balance	$500,000,000.00	$500,000,000.00	$96,291,914.03	$0.00
Floating Allocation Percentage	57.27%	57.27%
Principal Allocation Percentage	N/A	N/A
Principal Collections	$317,976,507.67	$317,976,507.67	N.A.	N.A.
New Principal Receivables	$292,623,547.48	$292,623,547.48	N.A.	N.A.
Principal Default Amounts	$0.00	$0.00	N.A.	N.A.
Receivables Added for Additional Accounts	$0.00	$0.00	N.A.	N.A.
Controlled Deposit Amount	$0.00	N/A	N.A.	N.A.
“Pool Factor”		100.00000000%
Ending Balance	$500,000,000.00	$500,000,000.00	$96,291,914.03	$0.00
Floating Allocation Percentage	57.27%	57.27%
Non-Principal Receivables
Non-Principal Collections	$1,523,537.27
Recoveries on Receivables Written Off	$0.00
Investment Proceeds	$2,605.10

VW CREDIT, INC. — SERVICER 18-Feb-04	Page 4

VOLKSWAGEN CREDIT AUTO MASTER OWNER TRUST, SERIES 2000-1

SERVICING CERTIFICATE

	Current	Previous

Subordinated Amount & Reserve Fund
Available Subordinated Amount (Previous)	$92,945,465.23	$85,961,656.50
(-) Required Subordination Draw Amount	$0.00	$0.00
(-) Reserve Account Funds to Noteholder Default Amount	$0.00	$0.00
(+) Non-Principal Collections & Inv. Proceeds treated as Available Noteholder Principal Collections	$0.00	$0.00

(1) Subtotal	$92,945,465.23	$85,961,656.50
(2) Subordination Percentage * Series 2000-1 Invested Amount	$47,945,205.48	$47,945,205.48
(a) lower of (1) or (2)	$47,945,205.48	$47,945,205.48
(b) Incremental Subordinated Amount (previous period)	$0.00	$0.00
(c) Incremental Subordinated Amount	$48,346,708.55	$45,000,259.75
(d) Payments from Excess Funding Account to Residual Interestholder	$0.00	$0.00
Available Subordinated Amount	$96,291,914.03	$92,945,465.23
Overconcentration Amount	$77,033,824.13	$73,783,842.54
Beginning Reserve Account Balance	$1,750,000.00	$1,750,000.00
Reserve Account Required Amount	$1,750,000.00	$1,750,000.00
Withdrawal from Reserve Account	$0.00	$0.00
Reserve Account Deposit Amount	$0.00	$0.00
Ending Reserve Account Balance	$1,750,000.00	$1,750,000.00
Required Non-Principal Distributions
Available Non-Principal Collections	$2,660,325.37	$2,531,637.45
Noteholder Non-Principal Collections	$1,523,537.27	$1,408,925.85
Residual Interestholder Non-Principal Collections	$1,136,788.10	$1,122,711.60
Investment Proceeds	$2,605.10	$2,609.16
Reserve Fund Balance	$1,750,000.00	$1,750,000.00

Total Non-Principal Available	$4,412,930.47	$4,284,246.61
Interest Shortfall	$0.00	$0.00
Additional Interest	$0.00	$0.00
Carry-over Amount	$0.00	$0.00
Carry-over Shortfall	$0.00	$0.00
Additional Interest on Carry-over Shortfall	$0.00	$0.00
Monthly Servicing Fee	$727,562.71	$748,690.17
Noteholder Monthly Servicing Fee	$416,666.67	$416,666.67